SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    ---------

                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): April 8, 2005


                           J. C. PENNEY COMPANY, INC.
             (Exact name of registrant as specified in its charter)


   Delaware                            1-15274                      26-0037077
(State or other jurisdiction    (Commission File No.)          (I.R.S. Employer
 of incorporation )                                          Identification No.)

6501 Legacy Drive
Plano, Texas                                                   75024-3698

(Address of principal executive offices)                       (Zip code)


Registrant's telephone number, including area code:  (972) 431-1000


    =======================================================================
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13d-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On April 8, 2005, the attached article, a copy of which is filed as Exhibit 99.1 hereto, was published by The Plano Star Courier in Plano, Texas. As stated in the Company's March 31, 2005 press release, it is the Company's policy not to comment on market rumors. It is the Company's belief that the Company spokesperson identified in The Plano Star Courier article did not make the comments attributed to him.



Item 9.01(c)      Exhibits

Exhibit 99.1      Article published in The Plano Star Courier on April 8, 2005

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          J. C. PENNEY COMPANY, INC.

                                         By:  /s/ Robert B. Cavanaugh
                                            ---------------------------
                                            Robert B. Cavanaugh
                                            Executive Vice President,
                                            Chief Financial Officer


Date:  April 11, 2005



                                  EXHIBIT INDEX


Exhibit Number      Description

     99.1           Article published in The Plano Star Courier on April 8, 2005

                                                                    Exhibit 99.1

                       Consolidation opens path for Penney
              Rivals' upscale efforts could help mid-market giant;
                           buyout rumors called false

                                BY A. LEE GRAHAM
                                  STAFF WRITER

     Retail consolidation could benefit JC Penney Co. Inc., itself the source of a rumored buyout.

     "Those reports are false," said Tim Lyons, a spokesman for the Plano-based retailer. "There's no truth to them whatsoever."

     Still, that didn't stop Women's Wear Daily from reporting last week that Cerberus Capital Management LLP and the Carlyle Group had joined forces to make a bid for Penney. The report drew derision from company officials and caught some analysts by surprise.

     "It certainly wouldn't be unusual because of all the consolidation going on in retail," said Michael C. Appel, who tracks the industry for corporate restructuring fur Quest Turnaround Advisors LLC in Purchase, N.Y.

     Recent weeks have been Federated Department Stores Inc. acquire May Department Stores Co.

     Meanwhile, Kmart and Sears, Roebuck and Co. closed a $12.3 billion deal merging the companies. It seems any retailer, even those with minimal heft and industry clout, is open to restructuring.

     "We haven't heard about any plans by JC Penney," said Sally Bane, executive director of the Plano Economic Development Board.

     Since moving its headquarters from Manhattan to Plano, Penney has become one of the city's top employers. About 3,700 workers inhabited company facilities in 1988, a number that reportedly has changed little in subsequent years. Penney officials declined to reveal the latest number, with Lyons saying, "that number's (3,700) about right."

     Were Penney to be sold, its local effects could assume any guise.

     "It depends on who bought the company, what sort of business it is and what their plans would be," said Bane, adding that things might not change at all.

     "In some circumstances, the acquired company dominates, anyway."

     A restructured retail landscape guarantees change. For example, Federated hopes to make the merchandise more upscale at May stores. Gunning for the Neiman Marcus shopper would leave a gap in what the 1,020-store Penney chain calls the "missing middle."

     "The core of  America  is up for grabs in terms of their  heart and  soul,"
company  chief  Myron  Ullman  said  earlier  this  year.   "This   customer  is
underserved."

     Serving that customer base has helped Penney strengthen sales. In fact, former Penney executives Allen Questrom and Vanessa Castagna revamped product inventory, redesigned store layout and improved marketing tactics.

     "Thanks to that leadership, we overhauled our company and are doing well," said Lyons.

     Just how well - and how much better - the company hopes to do will be outlined at an analyst conference later this month.

     Until then, many continue to question why a company on the upswing would seek a buyer.

     "On one hand, it makes no sense," said Appel. "Some might say they're doing well, so why sell now?"

     But large amounts of capital among private equity farms and an underserved "middle" mix is an attractive cocktail.

     "If Federated is going to upscale the May stores it buys and there's opportunity for Penney to get more share in that (middle-market) space, that makes it attractive to investor," said Appel.

     Whether or not Penney is sold, it remains a pillar of Plano's retail community. In fact, it's been a relocation bellwether.

     "It was an important relocation for the community," said Bane, crediting Penney for inspiring other firms to plant roots in Plano. A soft retail market and affordable rates helped persuade the former Manhattan giant to go west.

     Four years after leasing space in multiple buildings, it consolidated its headquarters to Legacy Park in West Plano, where it still does business.

     "We're a moderate department store with a broad range of items," said Lyons, further emphasizing Penney's place between discount. and upscale. "We have no intentions of selling, but we will outline much more later this month."

     Contact staff writer A. Lee Graham at 972-398-4266 or grahaml@scntx.com.